*Date: 6th August 2010*

***Office of the Chief Accountant***
***Securities and Exchange Commission***
***100 F Street, NE***
***Washington, D.C. 20549***

***Dear Sirs,***

***Perfect CPA Partnership was previously principal auditors for EWorld Interactive, Inc. (the "Company") and has audited its financial statements through December 31, 2009. We have read the Company's statements under Item 4 of its Form 8-K, dated August 2, 2010, and we agree with such statements therein insofar as they relate to our firm.***

***Sincerely,***

Ling Peter Meng

Perfect CPA Partnership

PERFECT CPA PARTNERSHIP